Exhibit 10.9

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

MAVERICK LIFESTYLE, INC.

UNSECURED CONVERTIBLE PROMISSORY NOTE

$2,000,000.00	Original Issued May 18, 2023 Amended and Restated October 16, 2023

FOR VALUE RECEIVED, Maverick Lifestyle, Inc., a Nevada corporation (the “Company”), promises to pay to the order of 1242283 B.C. Ltd. (the “Payee” or the “Holder”) or registered assigns, on the three-year anniversary of the date hereof (the “Maturity Date”), the principal amount of Two Million Dollars ($2,000,000.00) (the “Principal Amount”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. This Note may be prepaid by the Company without penalty.

1. Automatic Conversion. If a Qualified Offering is completed, without further action from the Holder, on the closing date of the Qualified Offering, 100% of the Principal Amount of this Note shall be converted into shares of the Company’s Class A common stock (the “Class A Common Stock”) at a conversion price equal to the public offering price per share of Class A Common Stock sold in the Qualified Offering. A “Qualified Offering” means the completion of a public offering of the Company’s securities pursuant to which the Company’s securities become listed for trading on a national securities exchange.

2. Interest. No interest shall be payable on the Note.

3. Miscellaneous.

A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

B. Governing Law. This Note shall be governed by the laws of the State of Nevada as applied to contracts entered into and to be performed entirely within the State of Nevada.

C. Notice. All notices shall be in writing, and shall be deemed given when actually delivered to a party at its address set forth herein personally, by a reputable overnight messenger.

D. No Waiver. No delay in exercising any right hereunder shall be deemed a waiver thereof, and no waiver shall be deemed to have any application to any future default or exercise of rights hereunder.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

Maverick Lifestyle, Inc.

By:	/s/ Victor Krahn
Victor Krahn, Chief Executive Officer